                                 SCHEDULE 14A/A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
 |_| Preliminary Proxy Statement      |_|Confidential, For Use of the Commission
 |_| Definitive Proxy Statement       Only (as permitted by Rule 14a-6(e)(2)).
 |X| Definitive Additional Materials
 |_| Soliciting Material pursuant under Rule 14a-12

                    MetLife Investors USA Separate Account A
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                     MetLife Investors USA Insurance Company
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: N/A
     (2) Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4) Proposed maximum aggregate value of transaction: N/A
     (5) Total fee paid: $0

     |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A
     (2) Form, Schedule or Registration Statement No.: N/A
     (3) Filing Party: N/A
     (4) Date Filed: N/A

                                                               Important Notice
--------------------------------------------------------------------------------


                     METLIFE INVESTORS USA INSURANCE COMPANY
                               22 CORPORATE DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660

                       NOTICE OF VOTING DEADLINE EXTENSION

May 14, 2003

Dear Participant:

We are writing to inform you that MetLife Investors USA Insurance Company ("MetLife Investors USA") has extended the voting deadline for the proposed substitution of Class A shares of the MetLife Stock Index Portfolio ("MetLife Portfolio"), a series of the Metropolitan Series Fund, Inc., for Initial Class shares of the Index 500 Portfolio, a series of the Fidelity Variable Insurance Products Fund II. Our records show that you have not yet voted on the proposal and as a result of the extension you will have time to vote to approve the substitution. MetLife Investors USA recommends that effected Participants vote FOR the approval.

MetLife Investors USA can only carry out the proposed substitution if, for each class of Contracts, the proposal is approved by Participants representing a majority of the accumulation units (of the subaccount investing in the Index 500 Portfolio) outstanding for such Contracts on January 31, 2003. All Participants who had Contract value invested in the Index 500 Portfolio as of January 31, 2003 are entitled to vote. Since you had Contract value invested in the Index 500 Portfolio on that date, you are entitled to, but our records show that you have not yet voted on the proposal.

Please take the time to cast your vote in favor of the proposal in order that we may effect the proposed substitution. For information regarding the proposed substitution, please refer to the Voting Information Statement previously mailed to you. If you would like another copy, please call 1-800-283-4536 (1-800-284-4536 for owners of Investors Choice Contracts).

For your convenience, we have established three easy methods by which to register your vote:

By   Phone: For automated telephone voting, call 1-866-235-4258, available 24
----------- hours a day. Enter the 14-digit control number -------- printed on your enclosed Voting Form.

By Internet: Access https://vote.proxy-direct.com and enter the 14-digit control ------------ number printed on your enclosed Voting Form.

By Mail:  Simply execute and return your enclosed Voting Form in the
-------   postage-prepaid envelope.

                       DON'T HESITATE. PLEASE VOTE TODAY!

As the date of the proposed substitution moves closer, if we still have not received your voting instructions, you may receive a telephone call asking you to exercise your right to vote.

Alamo Direct has been retained by MetLife Investors USA to make follow-up phone calls to help secure the remaining votes needed for this voting campaign. Your prompt response by voting via phone, Internet or mail will help reduce proxy costs and will eliminate you receiving follow-up phone calls or mailings.

Thank you in advance for your participation.

                                                               Important Notice
--------------------------------------------------------------------------------

                     METLIFE INVESTORS USA INSURANCE COMPANY
                               22 CORPORATE DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660

                       NOTICE OF VOTING DEADLINE EXTENSION

May 14, 2003

Dear Participant:

We are writing to inform you that MetLife Investors USA Insurance Company ("MetLife Investors USA") has extended the voting deadline for the proposed substitution of Class A shares of the MetLife Stock Index Portfolio ("MetLife Portfolio"), a series of the Metropolitan Series Fund, Inc., for Initial Class shares of the Index 500 Portfolio, a series of the Fidelity Variable Insurance Products Fund II. Our records show that you have not yet voted on the proposal and as a result of the extension you will have time to vote to approve the substitution. MetLife Investors USA recommends that effected Participants vote FOR the approval.

MetLife Investors USA can only carry out the proposed substitution if, for each class of Contracts, the proposal is approved by Participants representing a majority of the accumulation units (of the subaccount investing in the Index 500 Portfolio) outstanding for such Contracts on January 31, 2003. All Participants who had Contract value invested in the Index 500 Portfolio as of January 31, 2003 are entitled to vote. Since you had Contract value invested in the Index 500 Portfolio on that date, you are entitled to, but our records show that you have not yet voted on the proposal.

Please take the time to cast your vote in favor of the proposal in order that we may effect the proposed substitution. For information regarding the proposed substitution, please refer to the Voting Information Statement previously mailed to you. If you would like another copy, please call 1-800-283-4536 (1-800-284-4536 for owners of Investors Choice Contracts).

For your convenience, we have enclosed a new Voting Form that you may use to cast all votes. Simply execute and return the new Voting Form in the postage-prepaid envelope.

                       DON'T HESITATE. PLEASE VOTE TODAY!

As the date of the proposed substitution moves closer, if we still have not received your voting instructions, you may receive a telephone call asking you to exercise your right to vote.

Alamo Direct has been retained by MetLife Investors USA to make follow-up phone calls to help secure the remaining votes needed for this voting campaign. Your prompt response by voting via mail will help reduce proxy costs and will eliminate you receiving follow-up phone calls or mailings.

Thank you in advance for your participation.